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                                                                    EXHIBIT 10.9

[LETTERHEAD]

Our Ref.: L/LE/9909032

September 24, 1999

Asia Online (Hong Kong) Limited                                          By Hand
c/o FPDSavills (Hong Kong) Limited
23/F, Two Exchange Square
Central
Hong Kong

Attention: Mr. Richmond Wilburn/Ms. Gina Wong

Dear Sirs,

RE: SUITES 1601-1604 AND 1615-1616 ON 16TH FLOOR OF ONE INTERNATIONAL
    FINANCE CENTRE

We refer to your offer dated September 15, 1999 in respect of the captioned premises, the terms of which are acceptable to our principal, Central Waterfront Property Development Limited. As per your request, we list herebelow the rental terms for your formal acceptance.

1. LANDLORD/DEVELOPER

   Mass Transit Railway Corporation and Central Waterfront Property Development Limited.

2. TENANT

   Asia Online (Hong Kong) Limited

3. PREMISES

   Suites 1601-1604 and 1615-1616 on 16th Floor of One International Finance Centre containing an area of approximately 7,338 sf lettable as hatched black on the plan attached.

4. LEASE TERM

   Three (3) years commencing on October 27, 1999 and expiring on October 26, 2002 (both days inclusive).



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5. RENT

   Year 1 HK$330,210.00 per month (i.e.@HK$45 per sq. ft. per month) Year 2 HK$330,210.00 per month (i.e.@HK$45 per sq. ft. per month) Year 3 HK$352,224.00 per month (i.e.@HK$48 per sq. ft. per month)

   The above rentals are exclusive of Government Rates and Service Charges and are payable by the Tenant monthly in advance, subject to Clause 6 hereof.

6. RENT-FREE PERIOD

   The following 10 months are free of rent payment-

   October 27, 1999 to February 26, 2000 (4 months)
   October 27, 2000 to January 26, 2001 (3 months)
   October 27, 2001 to January 26, 2002 (3 months)

   During these rent free periods, the Tenant has to pay the Service Charges and Government Rates monthly/quarterly in advance.

7. SERVICE CHARGES

   At the Tenant's account at $8.50 psf lettable (monthly sum is HK$62,373.00 per month) for year 1999 subject to future revision.

   Service Charges include management and maintenance of common areas and common facilities, office internal cleaning and standard hours of air-conditioning supply.

   The landlord's/developer's standard hours of air-conditioning supply will be from 0800 hours to 1900 hours daily from Mondays to Fridays and upon request extended to 2100 hours without extra charge and from 0800 hours to 1300 hours for Saturdays. No standard hours of air-conditioning are provided on Sundays and Public Holidays.

8. RENTAL DEPOSIT

   Deposit of HK$1,177,749.00 (payable by cheque or cashier orders) equivalent to 3 months rent and 3 months' Service Charges is required. One month's deposit of HK$392,583.00 has been paid to us and which will be transferred to form part of the rental deposit upon your formal execution of the Tenancy Agreement. The remaining two months' deposit of HK$785,166.00 is to be paid upon the formal execution of the Tenancy Agreement on or before September 30, 1999.

9. ADVANCE PAYMENTS

   In addition to the balance of deposit as stated under sub-paragraph 8 above, the following payments are also payable by the Tenant upon formal execution of the Tenancy Agreement:-

   Rent from 27/02/2000 to 26/03/2000                                      HK$330,210.00
   Service Charge from 27/10/1999 to 26/11/1999                            HK$ 62,373.00
   Rates from 27/10/1999 to 26/01/2000 (calculated at 5% of annual rent)   HK$ 49,531.50
   Fitting out deposit (refundable)                                        HK$ 20,000.00
   Debris removal fee                                                      HK$  7,338.00
                                                                           -------------
                                                                           HK$469,452.50


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10. LEGAL COST

    Each party shall bear its own legal cost in preparing, approving and completing the Tenancy Agreement. The Landlord's solicitor is:
    Woo, Kwan, Lee & Lo
    26/F Jardine House
    One Connaught Place, Central
    Hong Kong
    (Person in charge: Ms. Porey lp at tel. 2847 7935)

11. STAMP DUTY AND REGISTRATION FEE

    To be borne by both parties in equal shares.

12. LANDLORD'S PROVISIONS

    Standard false ceiling system with standard layout of light troughs (without wiring), sprinklers, air-conditioning diffusers, a double-swing glass door and raised floor will be provided.

    For M/E modification, the Tenant shall employ its own contractors (as shall have been reasonably approved by the Landlord) and/or Buildings' nominated contractors (as the case may be). Tenant's fitout plan shall be approved by the Landlord before actual work starts. The Fitting-Out Guide including M/E Contractors' Lists, standard Fitting-out Deposit, Temporary Power Supply and Debris Removal Charge rates will be supplied to you upon our receipt of your acceptance of this offer letter.

13. OTHER TERMS

    (a) The Tenant shall upon the term of this offer provide copies of its Certificate of Incorporation and Business Registration Certificate in proof of identity and legality of the company.

    (b) The Tenant shall have an option to renew the tenancy at prevailing market rent for a further term of three (3) years (in the same terms and conditions save for rent and the option to renew) by giving to the Landlord not less than six (6) months written notice before expiration of the term hereinabove set out.

    (c) The tenant shall be entitled:

        (i) to allow not more than two (2) of its affiliated companies to share the use and occupation of the said Premises or any part thereof provided that such companies and the Tenant shall have executed a Deed of Guarantee and Indemnity in a form previously agreed by and between the parties; and/or

        (ii) to sublet a maximum of 30% of the total lettable area of the said Premises to one sub-tenant only during the term subject to notification to the Landlord and prior approval from the Landlord of the rent per square foot of the subletting, and subject further to the payment of any profit derived from such subletting to the Landlord.



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Yours faithfully,
INTERNATIONAL FINANCE CENTRE            We confirm our acceptance to the
MANAGEMENT COMPANY LIMITED              above terms and conditions



/s/ HENRY LAUNG                         /s/ KEVIN H. RANDOLPH [SEAL]
---------------                         -----------------------------
Henry Laung                             (Signed with Co. Chop)
Property Manager                        Date: 27/9/98


HL/FL

Encl.
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                                  [FLOOR PLAN]



                     16/F, One International Finance Centre

                        For identification purpose only